EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Prospectus, which is part of the Registration Statement of Harry’s Trucking, Inc. (the "Company") on Form SB-2 of our report, dated December 29, 2006, on the financial statements of the Company as of and for the year ended December 31, 2005 and for the period from April 12, 2004 (Inception) through December 31, 2004. We also consent to the use of Corbin & Company, LLP's name as it appears under the captions "Experts".

/s/ CORBIN & COMPANY LLP